UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2007

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

IDAHO	0-29786	91-0538859
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

905 W. Riverside Avenue, Suite 311
Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.                                          Other Events

On May 9, 2007, Mines Management, Inc. (the “Company”) announced the closing of the sale of an additional 836,600 units resulting from the exercise by the underwriters of their over-allotment option granted in connection with the Company’s equity offering that closed on April 20, 2007.  The units sold on May 9, 2007 were comprised in the aggregate of 836,600 shares of common stock and 418,300 warrants to purchase common stock, the sale of which resulted in gross proceeds of $4,183,000 to the Company, and net proceeds of $3,932,020 after deducting underwriting commissions but before deducting offering expenses.  Each warrant is exercisable to purchase common stock at an exercise price of US$5.75 per share until April 19, 2012. The 6,000,000 units sold in the offering and the 836,600 units sold pursuant to the over-allotment option were sold at an offering price of $5.00 per unit, generating gross proceeds to the Company from the offering of $34,183,000, or $32,132,020 in net proceeds.

A copy of the press release announcing the closing of the over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release of Mines Management, Inc., dated May 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 9, 2007

Mines Management, Inc.

By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Mines Management, Inc., dated May 9, 2007